                                                                     EXHIBIT 1.1

                                                                   Draft 9/17/97

                        ANNALY MORTGAGE MANAGEMENT, INC.

                              7,095,000 Shares/1/


                                  Common Stock

                             UNDERWRITING AGREEMENT
                             ----------------------

                                                              September __, 1997


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
SUTRO & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED
c/o Friedman, Billings, Ramsey & Co., Inc.
Potomac Tower
1001 Nineteenth Street North
Arlington, Virginia 22209
As Representatives of the Several Underwriters Named In Schedule 1 hereto

Ladies and Gentlemen:

          Annaly Mortgage Management, Inc., a Maryland corporation (the "Company"), and certain stockholders of the Company (the "Selling
Stockholders"), hereby confirm their agreement with the several underwriters named in Schedule 1 hereto (the "Underwriters"), for whom you have been duly authorized to act as representatives (in such capacity, the "Representatives"), as set forth below.

     1.   Securities.  Subject to the terms and conditions herein contained, the
          ----------
Company and the Selling Stockholders, propose to sell to the several Underwriters an aggregate of 7,095,000 shares (the "Firm Securities") of the Company's Common Stock, $.01 par value per share (the "Common Stock"), of which 6,250,000 shares will be sold by the Company and 845,000 shares will be sold by the Selling Stockholders. The respective amounts of Firm Securities to be sold by the Selling Stockholders are set forth opposite their names in Schedule II hereto. The Company and the Selling Stockholders are sometimes referred to herein collectively as the "Sellers". The Company also proposes to issue and sell to the several Underwriters not more than 1,064,250 additional shares of Common Stock if requested by the Representatives as provided in Section 3 of this Agreement. Any and all shares of Common Stock to be purchased by the Underwriters pursuant to such option are referred to herein as the "Option Securities". The Firm Securities and any Option Securities are collectively referred to herein as the

-------------------------------
/1/ Plus an option from the Company to purchase up to 1,064,250 additional shares to cover over-allotments.

"Securities".

     2.   Representations and Warranties of the Company and the Selling
          -------------------------------------------------------------
          Stockholders.
          ------------

          (a) The Company represents and warrants to, and agrees with, each of the several Underwriters that:

               (i) A registration statement on Form S-11 (File No. 333-32913) with respect to the Securities, including a prospectus subject to completion, has been filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), and one or more amendments to such registration statement may have been so filed. After the execution of this Agreement, the Company will file with the Commission either (i) if such registration statement, as it may have been amended, has been declared by the Commission to be effective under the Act, either (A) if the Company relies on Rule 434 under the Act, a Term Sheet (as hereinafter defined) relating to the Securities, that shall identify the Preliminary Prospectus (as hereinafter defined) that it supplements containing such information as is required or permitted by Rules 434, 430A and 424(b) under the Act or (B) if the Company does not rely on Rule 434 under the Act, a prospectus in the form most recently included in an amendment to such registration statement (or, if no such amendment shall have been filed, in such registration statement), with such changes or insertions as are required by Rule 430A under the Act or permitted by Rule 424(b) under the Act, and in the case of either clause
     (i)(A) or (i)(B) of this sentence, as have been provided to and approved by the Representatives prior to the execution of this Agreement, or (ii) if such registration statement, as it may have been amended, has not been declared by the Commission to be effective under the Act, an amendment to such registration statement, including a form of prospectus, a copy of which amendment has been furnished to and approved by the Representatives prior to the execution of this Agreement. The Company may also file a related registration statement with the Commission pursuant to Rule 462(b) under the Act for the purpose of registering certain additional Securities, which registration statement shall be effective upon filing with the Commission. As used in this Agreement, the term "Original Registration Statement" means the registration statement initially filed relating to the Securities, as amended at the time when it was or is declared effective, including all financial schedules and exhibits thereto and including any information omitted therefrom pursuant to Rule 430A under the Act and included in the Prospectus (as hereinafter defined); the term "Rule 462(b) Registration Statement" means any registration statement filed with the Commission pursuant to Rule 462(b) under the Act (including the Registration Statement and any Preliminary Prospectus or Prospectus incorporated therein at the time such Registration Statement becomes effective); the term "Registration Statement" includes both the Original Registration Statement and any Rule 462(b) Registration Statement; the term "Preliminary Prospectus" means each prospectus subject to completion filed with such Registration Statement or any amendment thereto (including the prospectus subject to completion, if any, included in the Registration

     Statement or any amendment thereto at the time it was or is declared effective); the term "Prospectus" means: (A) if the Company relies on Rule 434 under the Act, the Term Sheet relating to the Securities that is first filed pursuant to Rule 424(b)(7) under the Act, together with the Preliminary Prospectus identified therein that such Term Sheet supplements;
     (B) if the Company does not rely on Rule 434 under the Act, the prospectus first filed with the Commission pursuant to Rule 424(b) under the Act; or
     (C) if the Company does not rely on Rule 434 under the Act and if no prospectus is required to be filed pursuant to Rule 424(b) under the Act, the prospectus included in the Registration Statement; and the term "Term Sheet" means any term sheet that satisfies the requirements of Rule 434 under the Act. Any reference herein to the "date" of a Prospectus that includes a Term Sheet shall mean the date of such Term Sheet.

               (ii) The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus. When any Preliminary Prospectus was filed with the Commission it (A) contained all statements required to be stated therein in accordance with, and complied in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. When the Registration Statement or any amendment thereto was or is declared effective, it (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading. When the Prospectus or any Term Sheet that is a part thereof or any amendment or supplement to the Prospectus is filed with the Commission pursuant to Rule 424(b) (or, if the Prospectus or any part thereof or such amendment or supplement is not required to be so filed, when the Registration Statement or the amendment thereto containing such amendment or supplement to the Prospectus was or is declared effective) and on the Firm Closing Date and any Option Closing Date (both as hereinafter defined), the Prospectus, as amended or supplemented at any such time, (A) contained or will contain all statements required to be stated therein in accordance with, and complied or will comply in all material respects with the requirements of, the Act and the rules and regulations of the Commission thereunder and (B) did not or will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing provisions of this paragraph (ii) do not apply to statements or omissions made in any Preliminary Prospectus, the Registration Statement or any amendment thereto or the Prospectus or any amendment or supplement thereto in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein.

               (iii) If the Company has elected to rely on Rule 462(b) and the Rule 462(b) Registration Statement has not been declared effective (i) the Company has filed a Rule 462(b) Registration Statement in compliance with and that is effective upon filing pursuant to Rule 462(b) and has received confirmation of its receipt and (ii) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 promulgated under the Act or the Commission has received payment of such filing fee.

               (iv) The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not or would not result in a material adverse change in the condition (financial or otherwise), management, business, prospects, net worth or results of operations of the Company (a "Material Adverse Effect").

               (v) The Company has full power (corporate and other) to own or lease its properties and conduct its business as currently conducted or as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) and the Company has full power (corporate and other) to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it.

               (vi) The Company has no subsidiaries and does not own, directly or indirectly, any shares of stock or other equity securities of any corporations or any equity interest in any firm, partnership, joint venture, association or other entity.

               (vii) The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). All of the issued shares of capital stock of the Company, including all shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and nonassessable. The portion of the Firm Securities to be sold by the Company and the Option Securities have been duly authorized and at the Firm Closing Date or the related Option Closing Date (as the case may be), after payment therefor in accordance herewith, will be validly issued, fully paid and nonassessable and will be registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the Firm Closing Date or the Option Closing Date, no holders of outstanding shares of capital stock of the Company will be entitled as such to any preemptive or other rights to subscribe for any of the Securities, and, other than as described in the Prospectus, no holder of securities of the Company has any right to require the Company to register the offer or sale of any securities owned by such holder under the Act.

               (viii) The capital stock of the Company conforms to the description thereof contained in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus).

               (ix) Except as disclosed in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), there are no outstanding (A) securities or obligations of the Company convertible into or exchangeable for any capital stock of the Company, (B) warrants, rights or options to subscribe for or purchase from the Company any such capital stock or any such convertible or exchangeable securities or obligations, or
     (C) obligations of the Company to issue any shares of capital stock, any such convertible or exchangeable securities or obligations, or any such warrants, rights or options, and the description of the Company's stock option, stock bonus and other stock plans or arrangements and the options or other rights granted and exercised thereunder, set forth in the Prospectus accurately and fairly presents the information required to be shown with respect to such plans, arrangements, options and rights.

               (x) The financial statements and schedules of the Company included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present in all material respects the financial position of the Company and its results of operations and cash flows as of the dates and periods therein specified. Such financial statements and schedules have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved. No other financial statements or schedules are required to be included in the Registration Statement. The selected financial data set forth under the captions "Capitalization" and "Selected Financial Data" in the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) fairly present in all material respects, in accordance with GAAP on the basis stated in the Prospectus (or such Preliminary Prospectus), the information included therein.

               (xi) Deloitte & Touche LLP, who have audited the financial statements of the Company included in the Registration Statement and Prospectus and delivered their report with respect to the audited financial statements included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), are independent public accountants as required by the Act and the applicable rules and regulations thereunder.

               (xii) The execution and delivery of this Agreement have been duly authorized by the Company and this Agreement has been duly executed and delivered by the Company, and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles..

               (xiii) No legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and, to the Company's knowledge, no such proceedings have been threatened against the Company or with respect to any of its properties; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) or filed as required.

               (xiv) The issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to this Agreement, the compliance by the Company with the other provisions of this Agreement and the consummation of the other transactions herein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or blue sky laws and such as may be required by the National Association of Securities Dealers, Inc. (the "NASD") and, if the registration statement filed with respect to the Securities (as amended) is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in this Agreement) under the Act, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, credit agreement, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound, or the articles of incorporation or bylaws or other organizational documents of the Company, or any statute or any judgment, decree, order, rule or regulation of any court, regulatory body, administrative agency, governmental body or arbitrator having jurisdiction over the Company.

               (xv) Subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus), and except as described in or specifically contemplated by the Prospectus,
     (i) the Company has not incurred any material liabilities or obligations, direct or indirect, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than the sale of the Securities hereunder), or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any event, circumstance, or development that results in, or that the Company believes would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus

               (xvi) The Company has not, directly or indirectly, (i) taken any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Common Stock to facilitate the sale or resale of the Securities or (ii) since the filing of the Registration Statement (A) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, the Securities or (B) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xvii) Neither the Company nor any employee of the Company has made any payment of funds of the Company prohibited by law and no funds of the Company have been set aside to be used for any payment prohibited by law.

               (xviii) (a) The Company possesses all certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities material to the conduct its business, all of which are valid and in full force and effect, and (b) the Company has not received any notice of proceedings relating to the revocation or modification of any such certificate, authorization or permit.

               (xix) The Company is not in violation of any provision of its articles of incorporation or bylaws.

               (xx) The Company is conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business, including without limitation, all applicable local, state and federal environmental laws and regulations, except where the failure to be in compliance would not have a Material Adverse Effect.

               (xxi) The Company has not conducted its business in a manner such that it would become an "investment company" or an entity "controlled" by an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act"), and the sale of the Securities will not cause the Company to become an "investment company" or an entity "controlled" by an "investment company" under the 1940 Act.

               (xxii) The Company has filed all necessary foreign, federal, state and local tax returns that are required to be filed on or before the date hereof and has paid all taxes and any other assessment, fine or penalty levied against it required to be paid by it on or before the date hereof; and the Company has no knowledge of any tax deficiency which has been or might be asserted or threatened against the Company which could have a Material Adverse Effect.

               (xxiii) The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management's general or specific authorizations; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; (C) access to assets is permitted only in accordance with management's general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

               (xxiv) No default exists, and no event has occurred that, with notice or lapse of time or both, would constitute a default, in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, lease or other agreement or instrument to which the Company is a party or by which the Company or any of its properties is bound or may be affected, in any respect that would have a Material Adverse Effect.

               (xxv)  The Company has not distributed and, prior to the later of
     (A) the Firm Closing Date or any Option Closing Date and (B) the completion of the distribution of the Securities, will not distribute any offering material in connection with the offering and sale of the Securities other than the Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or Term Sheet or any amendment or supplement thereto, or other materials, if any, permitted by the Act.

               (xxvi) The Company owns no real property. The Company has good and marketable title to all the properties and assets owned by it, in each case free and clear of any security interests, liens, encumbrances, equities, claims and other defects, except such as do not have a Material Adverse Effect and do not interfere with the use made or proposed to be made of such property by the Company, and except as described in or contemplated by the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus). The Company holds its leased properties under valid, subsisting and enforceable leases, with such exceptions as are not materially significant to the business of the Company.

               (xxvii) No labor dispute with the employees of the Company exists or, to the Company's knowledge, is threatened or imminent that could result in a Material Adverse Effect.

               (xxviii) The Company owns or possesses, or can acquire on reasonable terms, all necessary trademarks, service marks, trade names, licenses, patents, copyrights and proprietary or other confidential information to conduct its business; and the Company has not received any notice of infringement of or conflict with asserted rights of any third party with respect to any of the foregoing which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

               (xxix) The Company is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the business in which it is engaged; and the Company has no reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

               (xxx) Neither the Company nor any affiliate has incurred any liability for a fee, commission or other compensation on account of the employment of a broker or finder in connection with the transactions contemplated by this Agreement.

               (xxxi) As of the Firm Closing Date, the Company will be organized and will operate in a manner so as to qualify as a "real estate investment trust" ("REIT") under Sections 856 through 860 of the Internal Revenue Code of 1986, as amended (the "Code"), and will elect to, will use its best efforts to and intends to remain qualified to, be taxed as a REIT under the Code and pursuant to any applicable state tax laws. The Company does not know of any event which would cause or is likely to cause the Company to fail to qualify as a REIT.

              (xxxii) The description set forth under the heading "ERISA Considerations" is true and correct in all material respects.

          (b) Any certificate signed by any officer of the Company or any of its affiliates and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby.

          (c) Each of the Selling Stockholders severally represents and warrants to, and agrees with, each of the several Underwriters as follows:

               (i)  Such Selling Stockholder now has and at the Firm Closing
     Date   will have good and marketable title to the Firm Securities to be sold by such Selling Stockholder, free and clear of any liens, encumbrances, equities and claims, and full right, power and authority to effect the sale and delivery of such Firm Securities; and after payment therefor in accordance herewith, the Underwriters will acquire good and marketable title to such Firm Securities, free and clear of any liens, encumbrances, equities and claims.

               (ii) Such Selling Stockholder has full right, power and authority to execute and deliver this Agreement, the Letter of Transmittal and Custody Agreement (the "Custodian Agreement") referred to below and to perform its obligations under such Agreements. The execution and delivery of this Agreement by such Selling Stockholder and the consummation by such Selling

     Stockholder of the transactions herein contemplated and the fulfillment by such Selling Stockholder of the terms hereof will not require any consent, approval, authorization, registration or qualification of or with governmental authority (except as may be required under the Act, state securities laws or Blue Sky laws) and will not result in a breach of any of the terms and provisions of, or constitute a default under, organizational documents of such Selling Stockholder, if not an individual, or any indenture, credit agreement, mortgage, deed of trust, lease or other agreement or instrument to which such Selling Stockholder is a party, or of any statute, or any judgement, decree, order, rule or regulation of any court or of any regulatory body or administrative agency or other governmental body or arbitrator having jurisdiction over the Selling Stockholder.

               (iii) Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to, or which has constituted, or which might reasonably be expected to cause or result in the stabilization or manipulation of the price of the Common Stock and, other than as permitted by the Act, the Selling Stockholder will not distribute any prospectus or other offering material in connection with the offering of the Shares.

               (iv) Without having undertaken to determine independently the accuracy or completeness of either the representations and warranties of the Company contained herein or the information contained in the Registration Statement, such Selling Stockholder has no reason to believe that the representations and warranties of the Company contained in this
     Section 2(a) are not true and correct, is familiar with the Registration Statement and has no knowledge of any material fact, condition or information not disclosed in the Registration Statement which has adversely affected or may adversely affect the business of the Company; and the sale of the Firm Securities by such Selling Stockholder pursuant hereto is not prompted by any information concerning the Company which is not set forth in the Registration Statement. The information pertaining to such Selling Stockholder under the caption "Principal and Selling Stockholders" in the Prospectus is complete and accurate in all material respects.

     (d) Any certificate signed by any Selling Stockholder and delivered to the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Stockholder to each Underwriter as to the matters covered thereby.

     3.   Purchase, Sale and Delivery of the Securities.
          ---------------------------------------------

          (a) On the basis of the representations, warranties, agreements and covenants herein contained and subject to the terms and conditions herein set forth, the Sellers agree to sell to each of the Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Sellers, at a purchase price of $____ per share sold by the Company, and at a purchase price of $______ per share, sold by the Selling Stockholders, the number of Firm Securities set forth opposite the name of such Underwriter in
Schedule 1 hereto. The number of Firm Securities to be purchased by each Underwriter from each Seller shall be as nearly as practicable in the same proportion to the total number of Firm Securities being sold by each Seller as the number of Firm Securities being purchased by each Underwriter bears to the total number of Firm Securities to be sold hereunder. The obligations of the Company and of each of the Selling Stockholders shall be several and not joint.

          (b) Certificates in negotiable form for the total number of the Securities to be sold hereunder by the Selling Stockholders have been placed in custody with the Company or its designee as custodian (the "Custodian") pursuant to the Custodian Agreement executed by each Selling Stockholder for delivery of all Firm Securities to be sold hereunder by the Selling Stockholders. Each of the Selling Stockholders specifically agrees that the Firm Securities represented by the certificates held in custody for the Selling Stockholders under the Custodian Agreement are subject to the interests of the Underwriters hereunder, that the arrangements made by the Selling Stockholders of such custody are to that extent irrevocable, and that the obligations of the Selling Stockholders hereunder shall not be terminable by any act or deed of the Selling Stockholders (or by any other person, firm or corporation including the Company, the Custodian or the Underwriters) or by operation of law (including the death of an individual Selling Stockholder or the dissolution of a corporate Selling Stockholder) or by the occurrence of any other event or events, except as set forth in the Custodian Agreement. If any such event should occur prior to the delivery to the Underwriters of the Firm Securities hereunder, certificates for the Firm Securities shall be delivered by the Custodian in accordance with the terms and conditions of this Agreement as if such event has not occurred. The Custodian is authorized to receive and acknowledge receipt of the proceeds of the sale of the Firm Securities held by it against delivery of such Firm Securities.

          (c) One or more certificates in definitive form for the Firm Securities that the several Underwriters have agreed to purchase hereunder, and in such denomination or denominations and registered in such name or names as the Representatives request upon notice to the Company at least 48 hours prior to the Firm Closing Date, shall be delivered by or on behalf of the Sellers to the Representatives for the respective accounts of the Underwriters, against payment by or on behalf of the Underwriters of the aggregate purchase price therefor by wire transfer of same-day funds. Such delivery of and payment for the Firm Securities shall be made at the offices of Morgan, Lewis & Bockius LLP, 101 Park Avenue, 42nd Floor, New York, New York 10178, at 10:00 a.m., eastern time, on September ___, 1997, or at such other place, time or date as the Representatives and the Company may agree upon or as the Representatives may determine pursuant to Section 9 hereof, such time and date of delivery against payment being herein referred to as the "Firm Closing Date." The Company will make the certificates for the Firm Securities available for checking and packaging by the Representatives at least 24 hours prior to the Firm Closing Date.

          (d) For the sole purpose of covering any over-allotments in connection with the distribution and sale of the Firm Securities as contemplated by the Prospectus, the Company hereby grants to the several Underwriters an option to purchase, severally and not jointly, the Option Securities. The purchase price to be paid for any Option Securities shall be the same price per share as the price per share for the Firm Securities sold by the Company set forth above in paragraph (a) of this Section 3. The option granted hereby may be exercised as to all or any part of the Option Securities from time to time within thirty days after the date of the Prospectus (or, if such 30th day shall be a Saturday or Sunday or a holiday, on the next business day thereafter). The Underwriters shall not be under any obligation to purchase any of the Option Securities prior to the exercise of such option. The Representatives may from time to time exercise the option granted hereby by giving notice in writing or by telephone (confirmed within 24 hours in writing) to the Company setting forth the aggregate number of Option Securities as to which the several Underwriters are then exercising the option and the date and time for delivery of and payment for such Option Securities. Any such date of delivery shall be determined by the Representatives but shall not be earlier than two business days or later than five business days after such exercise of the option and, in any event, shall not be earlier than the Firm Closing Date. The time and date set forth in such notice, or such other time on such other date as the Representative and the Company may agree upon or as the Representatives may determine pursuant to
Section 9 hereof, is herein called the "Option Closing Date" with respect to such Option Securities. Upon exercise of the option as provided herein, the Company shall become obligated to sell to each of the several Underwriters, and, subject to the terms and conditions herein set forth, each of the Underwriters (severally and not jointly) shall become obligated to purchase from the Company, the same percentage of the total number of the Option Securities as to which the several Underwriters are then exercising the option as such Underwriter is obligated to purchase of the aggregate number of Firm Securities, as adjusted by the Representatives in such manner as they deem advisable to avoid fractional shares. If the option is exercised as to all or any portion of the Option Securities, one or more certificates in definitive form for such Option Securities, and payment therefor, shall be delivered on the related Option Closing Date in the manner, and upon the terms and conditions, set forth in paragraph (a) of this Section 3, except that reference therein to the Firm Securities and the Firm Closing Date shall be deemed, for purposes of this paragraph 3(b), to refer to such Option Securities and Option Closing Date, respectively.

          (e) It is understood that you, individually and not as the Representatives, may (but shall not be obligated to) make payment on behalf of any Underwriter or Underwriters for any of the Securities to be purchased by such Underwriter or Underwriters. No such payment shall relieve such Underwriter or Underwriters from any of its or their obligations hereunder.

          (f) If on the Firm Closing Date any Selling Stockholder fails to sell the Firm Securities which such Selling Stockholder has agreed to sell on such date as set forth in Schedule II hereto, the Company agrees that it will sell or
                     -----------
arrange for the sale of that number of shares of Common Stock to the Underwriters which represents Firm Securities which such Selling Stockholder has failed to so sell, as set forth in Schedule II hereto, or such lesser number as
                                   -----------
may be requested by the Representatives.

     4.   Offering by the Underwriters.  Upon your authorization of the release
          ----------------------------
of the Firm Securities, the several Underwriters propose to offer the Firm Securities for sale to the public upon the terms set forth in the Prospectus.

     5.   Covenants of the Company and the Selling Stockholders.
          -----------------------------------------------------

          (a) The Company covenants and agrees with each of the Underwriters that:

               (i)  The Company will use its best efforts to cause the
     Registration   Statement, if not effective at the time of execution of this
     Agreement, to become effective as promptly as possible. If required, the Company will file the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act. During any time when a prospectus relating to the Securities is required to be delivered under the Act, the Company (i) will comply with all requirements imposed upon it by the Act and the rules and regulations of the Commission thereunder to the extent necessary to permit the continuance of sales of or dealings in the Securities in accordance with the provisions hereof and of the Prospectus, as then amended or supplemented, and (ii) will not file with the Commission the Prospectus, Term Sheet or the amendment referred to in the second sentence of Section 2(a) hereof, any amendment or supplement to such Prospectus, Term Sheet or any amendment to the Registration Statement or any Rule 462(b) Registration Statement of which the Representatives shall not previously have been advised and furnished with a copy for a reasonable period of time prior to the proposed filing and as to which filing the Representatives shall not have given their consent. The Company will prepare and file with the Commission, in accordance with the rules and regulations of the Commission, promptly upon request by the Representatives or counsel for the Underwriters, any amendments to the Registration Statement or amendments or supplements to the Prospectus that may be necessary or advisable in connection with the distribution of the Securities by the several Underwriters, and will use its best efforts to cause any such amendment to the Registration Statement to be declared effective by the Commission as promptly as possible. The Company will advise the Representatives, promptly after receiving notice thereof, of the time when the Registration Statement or any amendment thereto has been filed or declared effective or the Prospectus or any amendment or supplement thereto has been filed and will provide to the Representatives copies of each such filing.

               (ii) The Company will advise the Representatives, promptly after receiving notice or obtaining knowledge thereof, of (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement or any amendment thereto or any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, (ii) the suspension of the qualification of the Securities for offering or sale in any jurisdiction, (iii) the institution, threatening or contemplation of any proceeding for any such purpose, or (iv) any request made by the Commission for amending the Original Registration Statement or any Rule 462(b) Registration Statement, for amending or supplementing the Prospectus or for additional information. The Company will use its best efforts to prevent the issuance of any such stop order and, if any such stop order is issued, to obtain the withdrawal thereof as promptly as possible.

               (iii) The Company will furnish such information as may be
     requested and   otherwise cooperate in qualifying the Securities for
     offering and sale under the securities or blue sky laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect for as long as may be necessary to complete the distribution of the Securities; provided, however, that in connection therewith the Company shall not be required to qualify as a foreign corporation or to execute a general consent to service of process in any jurisdiction.

               (iv) If, at any time prior to the later of (i) the final date when a prospectus relating to the Securities is required to be delivered under the Act or (ii) the Option Closing Date, any event occurs as a result of which the Prospectus, as then amended or supplemented, would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if for any other reason it is necessary at any time to amend or supplement the Prospectus to comply with the Act or the rules or regulations of the Commission thereunder, the Company will promptly notify the Representatives thereof and, subject to Section 5(a) hereof, will prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance.

               (v) The Company will, without charge, provide (i) to each of the Representatives and to counsel for the Underwriters a signed copy of the registration statement originally filed with respect to the Securities and each amendment thereto (in each case including exhibits thereto) and any Rule 462(b) Registration Statement, (ii) to each other Underwriter, a conformed copy of such registration statement and any Rule 462(b) Registration Statement and each amendment thereto (in each case without exhibits thereto) and (iii) so long as a prospectus relating to the Securities is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Representatives may reasonably request; without limiting the application of clause (iii) of this sentence, the Company, not later than (A) 8:00 P.M., New York City time, on the date of determination of the public offering price, if such determination occurred at or prior to 10:00 A.M., New York City time, on such date or (B) 2:00 P.M., New York City time, on the business day following the date of determination of the public offering price, if such determination occurred after 10:00 A.M., New York City time, on such date, will deliver to the Underwriters, without charge, as many copies of the Prospectus and any amendment or supplement thereto as the Representatives may reasonably request for purposes of confirming orders that are expected to settle on the Firm Closing Date.
     The Company will provide or cause to be provided to each of the Representatives, and to each

     Underwriter that so requests in writing, a copy of each report on Form SR filed by the Company as required by Rule 463 under the Act.

               (vi) If the Company elects to rely on Rule 462(b), the Company shall both file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) and pay the applicable fees in accordance with Rule 111 promulgated under the Act by the earlier of (i) 10:00 P.M., Eastern time on the date of this Agreement and (ii) the time confirmations are sent or given, as specified by Rule 462(b)(2).

               (vii) The Company, as soon as practicable, will make generally available to its securityholders and to the Representatives an earnings statement of the Company that satisfies the provisions of Section 11(a) of the Act and Rule 158 thereunder.

               (viii) The Company will apply the net proceeds from the sale
     of the   Securities as set forth under "Use of Proceeds" in the Prospectus.

               (ix) The Company will not, directly or indirectly, without the prior written consent of the Representatives, on behalf of the Underwriters, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of any option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date hereof, except pursuant to this Agreement, a direct purchase plan, dividend reinvestment plan or similar plan which may be adopted by the Company, the grant of awards under the Company's Long-Term Stock Incentive Plan, or issuances pursuant to the exercise of employee stock options or other awards.

               (x) The Company will not, directly or indirectly, (i) take any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities or (ii)(A) sell, bid for, purchase, or pay anyone any compensation for soliciting purchases of, the Securities or (B) pay or agree to pay to any person any compensation for soliciting another to purchase any other securities of the Company.

               (xi) The Company will obtain the lockup agreements described in
     Section 7(e) hereof prior to the Firm Closing Date.

               (xii) If at any time during the 25-day period after the Registration Statement becomes effective or the period prior to the Option Closing Date, any rumor, publication or event relating to or affecting the Company shall occur as a result of which in your reasonable opinion the market price of the Common Stock has been or is likely to be materially affected (regardless of whether such rumor, publication or event necessitates a supplement to or amendment of the Prospectus), the Company will, after written notice from you advising the Company to the effect set forth above, forthwith prepare, consult with you concerning the substance of, and disseminate a press release or other public statement, reasonably satisfactory to you, your counsel and counsel to the

     Company responding to or commenting on such rumor, publication or event.

               (xiii) The Company will cause the Securities to be duly authorized for listing on the New York Stock Exchange ("NYSE") upon official notice of issuance prior to the Firm Closing Date. The Company will use its best efforts to ensure that the Securities remain listed on the NYSE following the Firm Closing Date.

               (xiv) During the period of 5 years hereafter, the Company will furnish to each of the Underwriters (i) as soon as practicable after the end of each fiscal year and the filing of the Company's Annual Report on Form 10-K, copies of the Annual Report of the Company; (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Report on Form 8-K or other report filed by the Company with the Commission, the NASD or any securities exchange; and, (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its Common Stock.

               (xv) The Company will elect to qualify as a REIT under the Code and will use its best efforts to meet the requirements to qualify as a REIT.

               (xvi) The Company will retain Deloitte & Touche LLP or a comparable qualified independent accountant from a "big six" accounting firm, as its qualified accountants and such qualified tax experts as the Company may identify for a period of not less than 2 years beginning on the Firm Closing Date to assist the Company in developing appropriate accounting systems and testing procedures and to conduct quarterly compliance reviews designed to determine compliance with the REIT provisions of the Code and the Company's exempt status under the 1940 Act.

               (xvii) The Company will not invest in futures contracts, options on futures contracts or options on commodities unless the Company is exempt from the registration requirements of the Commodity Exchange Act, as amended, or otherwise complies with the Commodity Exchange Act, as amended. In addition, the Company will not engage in any activities which might be subject to the Commodity Exchange Act, as amended, unless such activities are exempt from that Act or otherwise comply with that Act or with an applicable no-action letter to the Company from the Commodities Futures Trading Commission.

          (b) Each of the Selling Stockholders covenants and agrees with each of the Underwriters that:

               (i) In order to document the Underwriters' compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 and the Interest and Dividend Tax Compliance Act of 1983 with respect to the transactions herein contemplated, each of the Selling Stockholders agrees to deliver to you prior to or at the Firm Closing Date a properly completed and executed United

     States Treasury Department Form W-9 (or other applicable form or statement specified by Treasury Department regulations in lieu thereof).

               (ii) Such Selling Stockholders will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, the stabilization or manipulation of the price of any securities of the Company.

     6.   Expenses.  The Company will pay all costs and expenses incident to the
          --------
performance of the obligations of the Sellers under this Agreement, whether or not the transactions contemplated herein are consummated or this Agreement is terminated pursuant to Section 11 hereof, including all costs and expenses incident to (i) the printing or other production of documents with respect to the transactions, including any costs of printing the Registration Statement originally filed with respect to the Securities and any amendment thereto, any Rule 462(b) Registration Statement, any Preliminary Prospectus and the Prospectus and any amendment or supplement thereto, this Agreement and any blue sky memoranda, (ii) all arrangements relating to the delivery to the Underwriters of copies of the foregoing documents, (iii) the fees and disbursements of the counsel, the accountants and any other experts or advisors retained by the Company, (iv) preparation, issuance and delivery to the Underwriters of any certificates evidencing the Securities, including transfer agent's and registrar's fees, (v) the qualification of the Securities under state securities and blue sky laws, including filing fees and fees and disbursements of counsel for the Underwriters relating thereto, (vi) the filing fees of the Commission and the NASD relating to the Securities, (vii) the listing of the Securities on the NYSE and (viii) the fees and disbursements of counsel for the Underwriters in an amount not to exceed 75% of the total disbursements to such counsel (based upon a maximum fee for FBR's legal counsel of $100,000, excluding fees and expenses related to the qualification of the Securities under state securities and blue sky laws). To the extent, if at all, the Selling Stockholders engage special legal counsel to represent them in connection with the offering, the fees and expenses of such counsel shall be borne by such Selling Stockholder. Any transfer taxes imposed on the sale of the Securities to the several Underwriters shall be paid by the Sellers pro rata. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in
Section 7 hereof is not satisfied, because this Agreement is terminated pursuant to Section 11(a)(i) hereof or because of any failure, refusal or inability on the part of the Company to perform all obligations and satisfy all conditions on its part to be performed or satisfied hereunder other than by reason of a default by any of the Underwriters, the Company will reimburse the Representatives and the Underwriters upon demand for all reasonable out-of-pocket expenses (including counsel fees and disbursements) that shall have been incurred by it and them in connection with the proposed purchase and sale of the Securities. The Company shall not in any event be liable to any of the Underwriters for the loss of anticipated profits from the transactions covered by this Agreement.

     7.   Conditions of the Underwriters' Obligations.  The obligations of the
          -------------------------------------------
several Underwriters to purchase and pay for the Firm Securities shall be subject to the accuracy of the representations and warranties of the Company and the Selling Stockholders contained herein as of the date hereof and as of the Firm Closing Date, as if made on and as of the Firm Closing Date, to the accuracy of the statements of the Company's officers made pursuant to the provisions hereof, to the performance by the Company and the Selling Stockholders of their covenants and agreements hereunder required to be performed on or before such date and to the following additional conditions:

          (a) If the Original Registration Statement or any amendment thereto filed prior to the Firm Closing Date has not been declared effective as of the time of execution hereof, the Registration Statement or such amendment, and if the Company has elected to rely upon Rule 462(b), the Rule 462(b) Registration Statement, shall have been declared effective not later than the earlier of (i) 11:00 A.M., New York City time, on the date on which the amendment to the Registration Statement originally filed with respect to the Securities or to the Registration Statement, as the case may be, containing information regarding the initial public offering price of the Securities has been filed with the Commission, and (ii) the time confirmations are sent or given as specified by Rule 462(b) or, with respect to the Original Registration Statement, such later time and date as shall have been consented to by the Representatives; if required, the Prospectus or any Term Sheet that constitutes a part thereof and any amendment or supplement thereto shall have been filed with the Commission in the manner and within the time period required by Rules 434 and 424(b) under the Act; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto shall have been issued, and no proceedings for that purpose shall have been instituted or threatened or, to the knowledge of the Company or the Representatives, shall be contemplated by the Commission; and the Company shall have complied with any request of the Commission for additional information (to be included in the Registration Statement or the Prospectus or otherwise).

          (b) The Representatives shall have received an opinion, dated the Firm Closing Date, of Morgan, Lewis & Bockius LLP, counsel for the Company [and the Selling Stockholders], in the form of Exhibit A.

          (c) The Representatives shall have received from Deloitte & Touche LLP a letter or letters dated, respectively, the date hereof and the Firm Closing Date, in form and substance satisfactory to the Representative, to the effect that:

               (i) they are independent certified public accountants with respect to the Company within the meaning of the Act and the applicable rules and regulations thereunder;

               (ii) in their opinion, the financial statements audited by them and included in the Registration Statement and the Prospectus comply as to form in all material respects with the applicable accounting requirements of the Act and the related published rules and regulations;

               (iii) on the basis of carrying out certain specified procedures set forth in detail in such letter, including a reading of the minute books of the stockholders, the board of directors and any committees thereof of the Company, and inquiries of certain officials of the Company who have responsibility for financial and accounting matters, nothing came to their attention that caused them to believe that (A) the unaudited financial information with respect to the results of operations of the Company included in the Registration Statement under the caption "Selected Financial Data" do not comply as to form in all material respects with the applicable accounting requirements of the Act and the rules and regulations thereunder or are not presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited financial statements included in the Registration Statement, or do not agree with the corresponding amounts in the audited financial statements, or (B) at a specified date not more than three business days prior to the date of such letter, there were any changes in the capital stock or total debt of the Company or any decreases in net current assets or stockholders' equity of the Company, in each case compared with amounts shown on the June 30, 1997 balance sheet included in the Registration Statement and the Prospectus; and, except in all instances for changes, decreases or increases set forth in such letter; and

               (iv) they have carried out certain specified procedures, not constituting an audit, with respect to certain amounts, percentages and financial information that are derived from the general accounting records of the Company and are included in the Registration Statement and the Prospectus, and have compared such amounts, percentages and financial information with such records of the Company and with information derived from such records and have found them to be in agreement, excluding any questions of legal interpretation.

          In the event that the letters referred to above set forth any such changes, decreases or increases which, in the reasonable discretion of the Representatives, are likely to result in a Material Adverse Effect, it shall be a further condition to the obligations of the Underwriters that such letters shall be accompanied by a written explanation of the Company as to the significance thereof, unless the Representatives deem such explanation unnecessary.

          References to the Registration Statement and the Prospectus in this paragraph (c) with respect to either letter referred to above shall include any amendment or supplement thereto at the date of such letter.

          (d) The Representatives shall have received a certificate, dated the Firm Closing Date, of Michael A.J. Farrell and Kathryn Fagan in their capacities as the principal executive officer and the principal financial or accounting officer, respectively, of the Company to the effect that:

               (i)  the representations and warranties of the Company in this
     Agreement   are true and correct as if made on and as of the Firm Closing
     Date; the Registration Statement, as amended as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, as amended or supplemented as of the Firm Closing Date, does not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company has performed all covenants and agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Firm Closing Date;

               (ii) the Commission has not issued any order preventing or suspending the use of the Prospectus or any Preliminary Prospectus filed as part of the Registration Statement or any amendment thereto; no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or, to the best of the knowledge of the respective signers, are contemplated by the Commission; and

               (iii) subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (i) the Company has not incurred any material liabilities or obligations, direct or indirect, or entered into any material verbal or written agreement or other transaction which is not in the ordinary course of business or which could result in a material reduction in the future earnings of the Company; (ii) the Company has not sustained any material loss or interference with its business or properties from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding; (iii) the Company has not paid or declared any dividends or other distributions with respect to its capital stock, and the Company is not in default in the payment of principal or interest on any outstanding debt obligations; (iv) there has not been any change in the capital stock (other than the sale of the Securities hereunder), or indebtedness material to the Company (other than in the ordinary course of business); and (v) there has not been any event, circumstance, or development that results in, or that the respective signers believe would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus.

          (e) The Representatives shall have received from each officer and director an agreement to the effect that such person will not, directly or indirectly, without the prior written consent of the Representatives, offer, sell, offer to sell, contract to sell, pledge, grant any option to purchase or otherwise sell or dispose (or announce any offer, sale, offer of sale, contract of sale, pledge, grant of an option to purchase or other sale or disposition) of any shares of Common Stock or any securities convertible into, or exchangeable or exercisable for, shares of Common Stock for a period of 180 days after the date of this Agreement.

          (f) Prior to the commencement of the offering of the Securities, the Securities shall have been approved for listing on the NYSE, subject to official notice of issuance.

          (g) The Representatives shall have received an opinion, dated the Firm Closing Date, of Andrews & Kurth L.L.P., counsel for the Underwriters, with respect to the issuance and sale of the Firm Securities, the Registration Statement and Prospectus, and such other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they may reasonably request for the purpose of enabling them to pass upon such matters.

          (h) On or before the Firm Closing Date, the Representative and counsel for the Underwriters shall have received such further certificates, documents or other information as they may have reasonably requested from the Company and the Selling Stockholders.

          All opinions, certificates, letters and documents delivered pursuant to this Agreement will comply with the provisions hereof only if they are reasonably satisfactory in all material respects to the Representatives and counsel for the Underwriters. The Company and the Selling Stockholders shall furnish to the Representatives such conformed copies of such opinions, certificates, letters and documents in such quantities as the Representatives and counsel for the Underwriters shall reasonably request.

          The respective obligations of the several Underwriters to purchase and pay for any Option Securities shall be subject, in their discretion, to each of the foregoing conditions to purchase the Firm Securities, except that all references to the Firm Securities and the Firm Closing Date shall be deemed to refer to such Option Securities and the related Option Closing Date, respectively.

     8.   Indemnification and Contribution.
          --------------------------------

          (a) The Company and the Selling Stockholders, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, against any losses, claims, damages or liabilities, joint or several, to which such Underwriter or such controlling person may become subject under the Act, the Exchange Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon:

               (i) any untrue statement or alleged untrue statement of any material fact contained in (A) the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto or (B) any application or other document, or any amendment or supplement thereto, executed by the Company or the Selling Stockholders or based upon written information furnished by or on behalf of the Company or the Selling Stockholders filed in any jurisdiction in order to qualify the Securities under the securities or blue sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application"),

               (ii) the omission or alleged omission to state in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application, a material fact required to be stated therein or necessary to make the statements therein not misleading; or

               (iii) any untrue statement or alleged untrue statement of any material fact contained in any audio or visual materials prepared in cooperation with the Company and used in connection with the marketing of the Securities, including without limitation, slides, videos, films, tape recordings, and, such party or parties, as the case may be, will reimburse, as incurred, each Underwriter and each such controlling person for any legal or other expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending against or appearing as a third-party witness in connection with any such loss, claim, damage, liability or action;

provided, however, that the Company and the Selling Stockholders will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such Registration Statement or any amendment thereto, any Preliminary Prospectus, the Prospectus or any amendment or supplement thereto or any Application in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives specifically for use therein; and provided, further, that the Company and the Selling Stockholders will not be liable to any Underwriter or any person controlling such Underwriter with respect to any such untrue statement or omission made in any Preliminary Prospectus that is corrected in the Prospectus (or any amendment or supplement thereto) if the person asserting any such loss, claim, damage or liability purchased Securities from such Underwriter but was not sent or given a copy of the Prospectus (as amended or supplemented) at or prior to the written confirmation of the sale of such Securities to such person in any case where such delivery of the Prospectus (as amended or supplemented) is required by the Act, unless such failure to deliver the Prospectus (as amended or supplemented) was a result of noncompliance by the Company with Section 5(a)(iv) and (v) of this Agreement.
In no event shall the liability of any Selling Stockholder for indemnification under this Section 8(a) exceed the proceeds received by such Selling Stockholder from the Underwriters in the offering. This indemnity agreement will be in addition to any liability that the Company or the Selling Stockholders may otherwise have. Neither the Company, nor the Selling Stockholders will, without the prior written consent of the Representatives, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not any Underwriter or any person who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of all of the Underwriters and such controlling persons from all liability arising out of such claim, action, suit or proceeding.

          (b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement, the Selling Stockholders and each person, if any, who controls the Company or the Selling Stockholders within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act against any losses, claims, damages or liabilities to which the Company or any such director, officer of the Company, the Selling Stockholders or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or (ii) the omission or the alleged omission to state therein a material fact required to be stated in the Registration Statement or any amendment thereto, any Preliminary Prospectus or the Prospectus or any amendment or supplement thereto, or any Application or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives specifically for use therein; and, subject to the limitation set forth immediately preceding this clause, will reimburse, as incurred, any legal or other expenses reasonably incurred by the Company or any such director, officer, Selling Stockholder or controlling person in connection with investigating or defending any such loss, claim, damage, liability or any action in respect thereof. This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this
Section 8, notify the indemnifying party of the commencement thereof, but the omission so to notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party otherwise than under this
Section 8, except to the extent the indemnifiying party is prejudiced as a result of such failure. In case any such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded or shall have been advised by its counsel that there may be one or more legal defenses available to it and/or other indemnified parties that conflict with those available to the indemnifying party, the indemnifying party shall not have the right to direct the defense of such action on behalf of such indemnified party or parties and such indemnified party or parties shall have the right to select separate counsel to defend such action on behalf of such indemnified party or parties. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof and approval by such indemnified party of counsel appointed to defend such action, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses, other than reasonable costs of investigation, subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the next preceding sentence (it being understood, however, that in connection with such action the indemnifying party shall not be liable for the expenses of more than one separate counsel (in addition to local counsel) in any one action or separate but substantially similar actions in the same jurisdiction arising out of the same general allegations or circumstances, designated by the Representatives in the case of paragraph (a) of this Section 8, representing the indemnified parties under such paragraph (a) who are parties to such action or actions) or (ii) the indemnifying party does not promptly retain counsel satisfactory to the indemnified party or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. After such notice from the indemnifying party to such indemnified party, the indemnifying party will not be liable for the costs and expenses of any settlement of such action effected by such indemnified party without the consent of the indemnifying party.

          (d) In circumstances in which the indemnity agreement provided for in the preceding paragraphs of this Section 8 is unavailable or insufficient, for any reason, to hold harmless an indemnified party in respect of any losses, claims, damages or liabilities (or actions in respect thereof), each indemnifying party, in order to provide for just and equitable contribution, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Securities or (ii) if the allocation provided by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (before deducting expenses) received by the Company and the Selling Stockholders bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus. The relative fault of the parties shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Stockholders or the Underwriters, the parties' relative intents, knowledge, access to information and opportunity to correct or prevent such statement or omission, and any other equitable considerations appropriate in the circumstances. The Company, the Selling Stockholders and the Underwriters agree that it would not be equitable if the amount of such contribution were determined by pro rata or per capita allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take into account the equitable considerations referred to above in this paragraph (d). Notwithstanding any other provision of this paragraph (d), (i) no Underwriter shall be obligated to make contributions hereunder that in the aggregate exceed the total public offering price of the Securities purchased by such Underwriter under this Agreement, less the aggregate amount of any damages that such Underwriter has otherwise been required to pay in respect of the same or any substantially similar claim, (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation and (iii) no Selling Stockholder shall be required to contribute an amount in excess of the lesser of (A) that proportion of the total of such losses, claims, damages or liabilities indemnified or contributed against equal to the proportion of the total Securities sold hereunder which is being sold by such Selling Stockholder or (B) the proceeds received by such Selling Stockholder from the Underwriters in the offering. The Underwriters' obligations to contribute hereunder are several in proportion to their respective underwriting obligations and not joint, and contributions among Underwriters shall be governed by the provisions of the Representatives' Agreement Among Underwriters. For the purposes of this paragraph 8(d), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act, shall have the same rights to contribution as the Company.

     9.   Default of Underwriters.  If one or more Underwriters default in their
          -----------------------
obligations to purchase Firm Securities or Option Securities hereunder and the aggregate number of such Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase is ten percent or less of the aggregate number of Firm Securities or Option Securities to be purchased by all of the Underwriters at such time hereunder, then the other Underwriters may make arrangements satisfactory to the Representatives for the purchase of such Securities by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives), but if no such arrangements are made by the Firm Closing Date or the related Option Closing Date, as the case may be, the other Underwriters shall be obligated severally in proportion to their respective commitments hereunder to purchase the Firm Securities or Option Securities that such defaulting Underwriter or Underwriters agreed but failed to purchase. If one or more Underwriters so default with respect to an aggregate number of Securities that is more than ten percent of the aggregate number of Firm Securities or Option Securities, as the case may be, to be purchased by all of the Underwriters at such time hereunder, and if arrangements satisfactory to the Representatives are not made within 36 hours after such default for the purchase by other persons (who may include one or more of the non-defaulting Underwriters, including the Representatives) of the Securities with respect to which such default occurs, this Agreement will terminate without liability on the part of any non-defaulting Underwriter, the Company or the Selling Stockholders other than as provided in Section 10 hereof. In the event of any default by one or more Underwriters as described in this Section 9, the Representatives shall have the right to postpone the Firm Closing Date or the Option Closing Date, as the case may be, established as provided in Section 3 hereof for not more than seven business days in order that any necessary changes may be made in the arrangements or documents for the purchase and delivery of the Firm Securities or Option Securities, as the case may be. As used in this Agreement, the term "Underwriter" includes any person substituted for an Underwriter under this Section 9. Nothing herein shall relieve any defaulting Underwriter from liability for its default.

     10.  Survival.  The respective representations, warranties, agreements,
          --------
covenants, indemnities and other statements of the Company, its officers, the Selling Stockholders and the several Underwriters set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Selling Stockholders, any Underwriter or any controlling person referred to in Section 8 hereof and (ii) delivery of and payment for the Securities. The respective agreements, covenants, indemnities and other statements set forth in Sections 6 and 8 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

     11.  Termination.
          -----------

          (a) This Agreement may be terminated with respect to the Firm Securities or any Option Securities in the sole discretion of the Representatives by notice to the Sellers given prior to the Firm Closing Date or the related Option Closing Date, respectively, in the event that the Company or the Selling Stockholders shall have failed, refused or been unable to perform all obligations and satisfy all conditions on their respective parts to be performed or satisfied hereunder at or prior thereto or, if at or prior to the Firm Closing Date or such Option Closing Date, respectively,

               (i) the Company shall have, in the sole judgment of the Representatives, sustained any loss or interference with its business or properties having or resulting in a Material Adverse Effect from fire, flood, hurricane, accident or other calamity, whether or not covered by insurance, or from any labor dispute or any legal or governmental proceeding or there shall have been any event, circumstance or development that results in, or that the Representatives believe would result in, a Material Adverse Effect, except in each case as described in or contemplated by the Prospectus (exclusive of any amendment or supplement thereto);

               (ii) trading in the Common Stock shall have been suspended by the Commission or the NYSE or trading in securities generally on the NYSE or the American Stock Exchange shall have been suspended or minimum or maximum prices shall have been established on either such exchange;

               (iii) a banking moratorium shall have been declared by New York or United States authorities; or

               (iv) there shall have been (A) an outbreak or escalation of hostilities between the United States and any foreign power, (B) an outbreak or escalation of any other insurrection or armed conflict involving the United States or (C) any other calamity or crisis or material adverse change in general economic, political or financial conditions having an effect on the U.S. financial markets that, in the sole judgment of the Representatives, makes it impractical or inadvisable to proceed with the public offering or the delivery of the Securities as contemplated by the Registration Statement, as amended as of the date hereof.

          (b) Termination of this Agreement pursuant to this Section 11 shall be without liability of any party to any other party except for the expenses to be paid by the Company pursuant to Section 6 and except as provided in Section 8 hereof.

     12.  Information Supplied by Underwriters.  The statements set forth in (i)
          ------------------------------------
the first sentence in the last paragraph on the front cover page, (ii) under the ______ and ______ paragraphs under the heading "Underwriting" in any Preliminary Prospectus or the Prospectus and (iii) on page 2 in any Preliminary Prospectus or the Prospectus pertaining to stabilization (to the extent such statements relate to the Underwriters) constitute the only information furnished by any Underwriter through the Representatives to the Company for the purposes of Sections 2(a)(ii) and 8 hereof.

     13.  Notices.  All communications hereunder shall be in writing and, if
          -------
sent to any of
the Underwriters, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to Friedman, Billings, Ramsey & Co., Inc., Potomac Tower, 1001 Nineteenth Street North, Arlington, Virginia 22209,
Attention: James Kleeblatt; and if sent to the Company or the Selling Stockholders, shall be delivered or sent by mail, telex or facsimile transmission and confirmed in writing to the Company at 1500 Harbour Boulevard, Weehawken, New Jersey 07087, Attention: Chief Executive Officer.

     14.  Successors.  This Agreement shall inure to the benefit of and shall be
          ----------
binding upon the several Underwriters, the Company and the Selling Stockholders and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnities of the Sellers contained in Section 8 of this Agreement shall also be for the benefit of any person or persons who control any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and (ii) the indemnities of the Underwriters contained in Section 8 of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No purchaser of Securities from any Underwriter shall be deemed a successor because of such purchase.

     15.  Applicable Law.  The validity and interpretation of this Agreement,
          --------------
and the terms and conditions set forth herein, shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to any provisions relating to conflicts of laws.

     16.  Counterparts.  This Agreement may be executed in two or more
          ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          If the foregoing correctly sets forth our understanding please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter shall constitute an agreement binding among the Company, the Selling Stockholders and each of the several Underwriters.

          Any person executing and delivering this Agreement as Attorney-in-Fact for a Selling Stockholder represents by so doing that he has been duly appointed as Attorney-in-Fact by such Selling Stockholder pursuant to a validly existing and binding Power of Attorney which authorizes such Attorney-in-Fact to take such action.

                              Very truly yours,

                              ANNALY MORTGAGE MANAGEMENT, INC.


                              By:   __________________________________
                                    Michael A.J. Farrell
                                    President and Chief Executive Officer



                              SELLING STOCKHOLDERS listed on Schedule II


                              By:   ____________________________________

                                    _______________________Attorney-in-Fact

The foregoing Agreement is hereby
confirmed and accepted as of the date
first above written.

FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
SUTRO & CO. INCORPORATED
TUCKER ANTHONY INCORPORATED

By:  FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By:  ____________________________________

     Name: ______________________________

     Title:   ______________________________


For themselves and as the Representatives of the Several Underwriters Named in
Schedule I hereto.

                                   Schedule I

                                  UNDERWRITERS


                                                                  Number of Firm
                                                                   Securities to
Underwriter                                                        be Purchased
-----------                                                        ------------



////

Friedman, Billings, Ramsey & Co., Inc

Sutro & Co. Incorporated

Tucker Anthony Incorporated















Total.....................................
////
                                  Schedule II

                             SELLING STOCKHOLDERS

////

 Selling Stockholder            Number of Firm Securities to be Sold
---------------------           ------------------------------------






















////

                                   EXHIBIT A

                   FORM OF OPINION OF COUNSEL TO COMPANY AND

                            THE SELLING STOCKHOLDERS

                  [Letterhead of Morgan, Lewis & Bockius LLP]

               (i) the Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and is duly qualified to transact business as a foreign corporation and is in good standing under the laws of all other jurisdictions where the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified does not or would not have a Material Adverse Effect;

              (ii) the Company has corporate power to own or lease its properties and conduct its business as described in the Registration Statement and the Prospectus, and the Company has corporate power to enter into the Underwriting Agreement and to carry out all the terms and provisions thereof to be carried out by it;

             (iii) the Company has no subsidiaries and does not own, directly or indirectly, any shares of stock or other equity securities of any corporation or any equity interest in any firm, partnership, joint venture, association or other entity.

             (iv) the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus; all of the issued shares of capital stock of the Company, including the shares to be sold by the Selling Stockholders, have been duly authorized and validly issued and are fully paid and nonassessable, and were not issued in violation of or subject to any preemptive rights or other rights to subscribe for or purchase securities; the Securities to be sold by the Company pursuant to the Underwriting Agreement have been duly authorized by all necessary corporate action of the Company and, when issued and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, will be validly issued, fully paid and nonassessable; no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Securities; and, other than as described in the Prospectus, no holders of securities of the Company are entitled to have such securities registered under the Act.

               (v) the statements set forth under the headings "Description of Capital Stock," "ERISA Considerations,""Common Stock Available for Future Sale," and "Certain Federal Income Tax Considerations" in the Prospectus, insofar as such statements constitute matters of law, summaries of legal matters, documents or proceedings, or legal conclusions, have been reviewed by such counsel and are correct in all material respects;

              (vi) the execution and delivery of the Underwriting Agreement have been duly and validly authorized by all necessary corporate action of the Company and the Underwriting Agreement has been duly executed and delivered by the Company and is the valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by the effect of bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to rights and remedies of creditors or by general equitable principles, and except as to those provisions relating to indemnity or contribution for liabilities arising under the Act as to which no opinion need be expressed;

               (vii) to the best knowledge of such counsel, (A) no legal or governmental proceedings are pending to which the Company is a party or to which the property of the Company is subject that are required to be described in the Registration Statement or the Prospectus and are not described therein, and no such proceedings have been threatened against the Company or with respect to any of its properties and (B) no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

               (viii) to the best knowledge of such counsel, subsequent to the respective dates as of which information is given in the Registration Statement and the Prospectus, (A) the Company has not incurred any material liability or obligation, direct or contingent, nor entered into any material transaction not in the ordinary course of business; and (B) the Company has not purchased any of its outstanding capital stock, nor declared, paid or otherwise made any dividend or distribution of any kind on its capital stock, except in each case as described in or contemplated by the Prospectus.

               (ix) the issuance, offering and sale of the Securities to the Underwriters by the Company pursuant to the Underwriting Agreement, the compliance by the Company with the other provisions of the Underwriting Agreement and the consummation of the other transactions therein contemplated do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained and such as may be required under state securities or blue sky laws and by the NASD, or (B) conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under, any indenture, mortgage, deed of trust, lease or other agreement or instrument known to such counsel to which the Company is a party or by which the Company or any of its properties is bound, or the articles of incorporation or bylaws or other organizational documents of the Company, or any statute or any judgment, decree, order, rule or regulation of any court or other governmental authority or any arbitrator having jurisdiction over the Company;

               (x) the Registration Statement is effective under the Act; any required filing of the Prospectus, or any Term Sheet that constitutes a part thereof, pursuant to Rules 434 and 424(b) has been made in the manner and within the time period required by Rules 434 and 424(b); and, to the best knowledge of such counsel, no stop order suspending the effectiveness of the Registration Statement or any amendment thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

               (xi) the Registration Statement originally filed and each amendment thereto, any Rule 462(b) Registration Statement and the Prospectus (in each case, other than the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the rules and regulations of the Commission thereunder;

               (xii) if the Company elects to rely on Rule 434, the Prospectus is not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time of its effectiveness or an effective post-effective amendment thereto (including such information that is permitted to be omitted pursuant to Rule 430A);

               (xiii) the Company is not, and the transactions contemplated by the Underwriting Agreement will not cause the Company to become, an "investment company" or an entity "controlled" by an "investment company" under the 1940 Act;

               (xiv) the specimen stock certificate of the Company filed as an exhibit to the Registration Statement is in due and proper form under Maryland law to evidence shares of Common Stock, has been duly authorized and approved by the Board of Directors of the Company and complies with all legal requirements; and the Common Stock conforms in all material respects to the description contained in the Registration Statement;

               (xv) the Company is not in violation of its articles of incorporation or bylaws or other organizational documents, or, to the best of such counsel's knowledge, in breach of or default under any provision of any agreement, mortgage, deed of trust, lease, franchise, license, indenture, permit or other instrument known to such counsel to which the Company is a party or by which it or its properties may be bound or affected, except where such default would not have a Material Adverse Effect; and, to the best of such counsel's knowledge, the Company is in compliance with all laws, rules, regulations, judgments, decrees, orders and statutes of any court or jurisdiction to which it is subject, except where such noncompliance would not have a Material Adverse Effect;

               (xvi)   commencing with the Company's taxable year ending
     December 31,   1997, the Company has been organized and operated in
     conformity with the requirements for qualification as a REIT under the Code and the Company's current and contemplated method of operation will enable it to continue to satisfy the requirements for qualification and taxation as a REIT under the Code.

               (xvii) The Company is not required to be registered as a commodity pool operator under the Commodity Exchange Act, as amended.

               (xviii) This Agreement has been duly authorized, executed and delivered on behalf of the Selling Stockholders.

               (xix) Each Selling Stockholder has fully legal right, power and authority, and any approval required by law (other than as required by State securities and

     Blue Sky laws as to which such counsel need express no opinion), to sell, assign, transfer and deliver the portion of the Firm Securities to be sold by such Selling Stockholder.

               (xx) The Custodian Agreement and the Power of Attorney executed and delivered by each Selling Stockholder is valid and binding.

               (xxi) The Underwriters (assuming that they are bona fide purchasers within the meaning of the Uniform Commercial Code) have acquired good and marketable title to the Firm Securities being sold by each Selling Stockholder on the Firm Closing Date, free and clear of all liens, encumbrances, equities and claims.

          Such counsel shall also state that they have no reason to believe that the Registration Statement, as of its effective date, contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except such counsel need express no view as to the financial statements and notes thereto, schedules and reports thereon, and other financial and statistical data included in the Registration Statement or Prospectus).

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